SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549






                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                         Date of Report:  June 5, 1996



                         ROBOTIC VISION SYSTEMS, INC.
              (Exact name of Registrant as specified in charter)



       Delaware                 0-8623                     11-2400145
    (State or other       (Commission File No.)         (IRS Employer
     jurisdiction of                                      Identification
     incorporation)                                         Number)




      425 Rabro Drive East, Hauppauge, New York                 11788
    (Address of principal executive offices)                 (Zip Code)



      Registrant's telephone number, including area code:  (516) 273-9700




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Item 5.   Other Events.

          On May 30, 1996, Registrant consummated an acquisition transaction contemplated by a Merger Agreement and Plan of Reorganization dated as of May 29, 1996 (the "Merger Agreement"), with Northeast Robotics, Inc., a privately owned company located in New Boston, New Hampshire ("NER"), whereby NER became a wholly-owned subsidiary of Registrant (the "NER Merger"). NER markets a line of patented illumination products under the NerliteTM trademark which allows machine vision systems to perform reliably in difficult imaging applications involving highly reflective or uneven surfaces.

          The Merger Agreement provided that upon the Effective Time of the NER Merger (as defined in the Merger Agreement), all of the then outstanding shares of NER common stock held by NER's three stockholders would be converted into the right to receive, and become exchangeable for, an aggregate of 139,037 shares of Registrant's common stock.

          The NER Merger was structured as a tax-free reorganization and will be accounted for by Registrant as a purchase.



Item 7.   Financial Statements and Exhibits.


          (a)  Financial Statements of NER.

               Not applicable.*


          (b)  Pro Forma Financial Information.

               Not applicable.*


          (c)  Exhibits.

               (i) Merger Agreement and Plan of Reorga-nization dated as of May 29, 1996 by and among Robotic Vision Systems, Inc., NER Acquisition Corp., Northeast Robotics, Inc., Timothy P. White, Peter White, Jr. and Marcel Laflamme.



* NER does not constitute a "significant subsidiary" of Registrant, as such term is defined in Rule 1-02, promulgated under Regulation S-X.



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                              SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 5, 1996                ROBOTIC VISION SYSTEMS, INC.
                                        (Registrant)


                                    By:  /s/Robert H. Walker
                                         Robert H. Walker
                                         Executive Vice President